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                                                                     Exhibit 5.1
                            WILLIAM S. CLARKE, P.A.
                                ATTORNEY-AT-LAW
                     457 NORTH HARRISON STREET - SUITE 103
                         PRINCETON, NEW JERSEY   08540
                                   __________

                           TELEPHONE:  (609) 921-3663
                              FAX:  (609) 921-3933

                              June 30, 1999


Gothic Energy Corporation
5727 South Lewis Avenue - Suite 700
Tulsa, Oklahoma  74105


Gentlemen:

     I have acted as counsel for Gothic Energy Corporation (the "Company") in connection with its Registration Statement under the Securities Act of 1933, as amended (File No. 333-[__________]) relating to 1,000,000 shares of the Company's Common Stock, $0.01 per value (the "Stock"), issuable in connection with the Company's 1996 Non-Employee Stock Option Plan (the "Plan").

     In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

     On the basis of such examination, I advise you that, in my opinion the shares of Stock, when sold, issued and paid for in accordance with the terms described in the Plan and options granted thereunder, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm in the prospectus forming a part of such Registration Statement.

                              Very truly yours,

                              William S. Clarke, P.A.

                         By:  /s/ William S. Clarke
                              ---------------------------------------
                              William S. Clarke